UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 25, 2005
                                                         ----------------

                               INFOCROSSING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                0-20824          13-3252333
      -------------------------------   -----------   ------------------
      (State or other Jurisdiction of   Commission      (IRS Employer
       Incorporation or Organization)   File Number   Identification No.)



             2 Christie Heights Street Leonia, New Jersey     07605
             ------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

       Registrant's telephone number, including area code: (201) 840-4700
                                                           --------------
                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     | | Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This report may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of Infocrossing, Inc.'s products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; Infocrossing, Inc.'s dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and (i)Structure, LLC; and other risks. For any of these factors, Infocrossing, Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Infocrossing, Inc, (the "Company") entered into a definitive agreement to acquire (i)Structure LLC, an IT outsourcing company, from a subsidiary of Level 3 Communications, Inc. (Nasdaq: LVLT) for $81.5 million, including $1.5 million of Infocrossing stock. The purchase price is subject to customary working capital and certain other adjustments, including an increase of up to $10 million in cash to reimburse the seller for capital expenditures and certain other costs related to providing services for new customers that are pending installation. A copy of the Purchase Agreement dated as of October 24, 2005 and the press release announcing the transaction are attached as exhibits 10 and 99, respectively.

The Company plans to fund the cash portion of the purchase price with a combination of cash on hand, and with the proceeds of new debt facilities and other financing. The Company has repaid its existing debt facility of approximately $25 million. The transaction, which is subject to customary closing conditions, including the receipt of Hart-Scott-Rodino clearance, is expected to close within 45 days.

(i)Structure, LLC, headquartered in Broomfield, CO, provides computing operations and managed infrastructure services to enterprise clients from data centers located in the central and western United States. The company's business model is based on signing clients to long-term contracts for managing mainframe, midrange and open system computing platforms, and related network and security services.

A subsidiary of Level 3 Communications, Inc. provides the Company and its subsidiaries with internet services. No other material relationship existed between the Company or its affiliates and Seller prior to the execution of the Purchase Agreement.


ITEM 9.01(c)

EXHIBITS.

          10 Purchase Agreement dated as of October 24, 2005, between Level 3 Financing, Inc. and the Company.

          99      Press release of the Company dated October 25, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INFOCROSSING, INC.


Date:  October 25, 2005                  By:   /s/ WILLIAM J. McHALE
                                              ----------------------------------
                                              William J. McHale
                                              SVP-Finance, CFO & Treasurer